 Exhibit 10.6

BUILDING LEASE

Between

Reece Gibson

as Landlord,

and

I.E.T., Inc.

as Tenant

Building:

4235 Commerce Street
Little River, South Carolina 29566

THIS LEASE (this “Lease”) is made on the 15th day of September, 2014 between Reece Gibson, with an address at 4512 River Road, Stanfield, North Carolina 28163 (who is referred to in this Lease as “Landlord”) and I.E.T., Inc., a Nevada corporation, with an address at 4235 Commerce Street, Little River, South Carolina 29566 (who is referred to in this Lease as “Tenant”). This Lease consists of the following Basic Lease Provisions and Definitions and the attached General Conditions and Exhibits. The Basic Lease Provisions and Definitions are referred to in this Lease as the “Basic Lease Provisions.”

BASIC LEASE PROVISIONS

1.           BUILDING means the structure located at 4235 Commerce Street, Little River, South Carolina 29566.

2.           COMMENCEMENT DATE means September 15, 2014.

3.           EXPIRATION DATE means 11:59 p.m. on the last day of the month in which the day before the three (3) year anniversary of the Commencement Date occurs.

4.           FIXED BASIC RENT initially means $4,800 per month ($4.80 annual per square foot rent based on 12,000 gross rentable square feet), subject to adjustment downward for any Property Tax Adjustment (as hereinafter defined).

5.           Notice ADDRESSES shall mean the following:

If to Tenant:

I.E.T., Inc.

4235 Commerce Street

Little River, South Carolina, 29566

Attention: President

If to Landlord:

Reese Gibson

4512 River Road

Stanfield, North Carolina, 28163

With copy to:

Hinson Faulk, PA

309 Post Office Drive

Indian Trail, NC 28079

Attn: Wesley S. Hinson, Esq

6.           PREMISES mean and are agreed and deemed to be ±12,000 gross rentable square feet of the Building consisting of ±2,400 gross rentable square feet of office space and ±9,600 gross rentable square feet of warehouse/assembly space, which represents on the Commencement Date all of the rentable square feet at the Building.

Basic Lease Provisions and Definitions – Page 1 of 2

DEFINITIONS

1.            LEGAL REQUIREMENTS means all present and future laws and ordinances of federal, state, municipal and county governments, and rules, regulations, orders and directives of departments, subdivisions, bureaus, agencies or offices of such governments, or any other governmental, public or quasi-public authorities having jurisdiction over the Building, and the directions of any public officer pursuant to law.

2.           PRIME means the so-called annual prime rate of interest established and quoted by The Wall Street Journal (or its successor), from time to time, but in no event greater than the highest lawful rate from time to time in effect.

3.           PERMITTED USE means general office, manufacturing and warehouse uses.

4.            REAL PROPERTY means the Building and the land upon which the Building stands, together with adjoining parking areas, sidewalks, driveways, landscaping and land.

5.           STATE means the State of South Carolina.

6.           TERM means the period of time beginning on the Commencement Date and ending on the Expiration Date.

— End of Basic Lease Provisions and Definitions —

Basic Lease Provisions and Definitions – Page 2 of 2

General Conditions

1.           LEASE:

Landlord has leased the Premises to Tenant for the Term.

2.           FIXED BASIC RENT:

Tenant will pay Landlord the Fixed Basic Rent. The Fixed Basic Rent will be payable, in advance, on the first day of each calendar month during the Term, except that a proportionately lesser amount will be paid for the first month of the Term if the Term commences on a day other than the first day of the month. Tenant will pay Fixed Basic Rent to Landlord at Landlord’s address set forth in the first paragraph of this Lease, or at such other place as Landlord may designate in writing, without demand and without counterclaim, deduction or set off. The Fixed Basic Rent shall be reduced by an amount equal to seventy-five (75%) of the pro-rata monthly amount of any reduction in annual property taxes that the Landlord receives as the result of any property tax appeal on the Premises (the “Property Tax Adjustment”). For example, in the event Landlord successfully appeals the current property taxes levied against the Premises and receives a $2400 discount on the annual property tax bill, then the Tenant shall be permitted to take seventy-five percent (75%) of that amount, or $1800.00, and pro-rate that amount across 12 months resulting in a reduction to the Basic Rent in the amount of $150.00 per month.

3.           PROPERTY TAXES:

Landlord shall pay all general real estate taxes related to the Premises during the Term.

4.           UTILITIES:

Tenant shall pay all charges for water, sewer, gas, electricity and other services and utilities used by Tenant on the Premises during the Term.

5.           USE AND OCCUPANCY:

Tenant will use the Premises solely for the Permitted Use.

6.           CARE AND REPAIR OF PREMISES:

Tenant will not commit any act that damages the Premises or Building and will take good care of the Premises, and will comply with all Legal Requirements affecting the Premises or the Tenant’s use and/or occupancy of the Premises.

Landlord shall be responsible, at his cost, for the repair of mechanical systems (e.g. heating and air condition), subject to a $500 annual deductible to be paid by Tenant, and all repairs related to exterior building structure (e.g. roof, exterior walls). If any portion of the $500 annual deductible is not paid by Tenant in any year during the Term or any Renewal Term (as hereinafter defined), such amount shall carry forward for the remainder of the Term or Renewal Term, as the case may be. The maximum deductible to be paid by Tenant for any Term or Renewal Term shall be $1,500. Tenant shall be responsible for repairs of all interior elements of the building and the routine maintenance of the heating and air condition systems.

1

Not later than the last day of the Term, Tenant will, at Tenant’s expense, remove from the Building all of Tenant’s personal property and those improvements made by Tenant which Landlord has not elected by notice to Tenant to retain as Landlord’s property, as well as all trade fixtures (other than built-in cabinet work) and moveable partitions. Tenant will repair all injury done by or in connection with the installation or removal of said property, improvements, and the like; cap or terminate all telephone, computer and data connections at service entry panels in accordance with Legal Requirements; and surrender the Premises in as good condition as they were at the beginning of the Term, except for reasonable wear and damage by casualty or other cause not due to the misuse or neglect by Tenant and/or Tenant’s agents. All property of Tenant remaining on the Premises after the last day of the Term will be conclusively deemed abandoned and may be removed and discarded or stored at Tenant’s risk by Landlord, and Tenant will pay Landlord for the cost of such removal, discarding and/or storage.

7.           ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

Tenant will not, without first obtaining the written consent of Landlord, make any alterations, additions or improvements (collectively, “alterations”) in, to or about the Premises. Unless the alterations affect the Building’s common facilities or systems or would otherwise require a building permit, Landlord will not unreasonably withhold or delay its consent. Building systems include the life safety (if any), plumbing, electrical, heating, ventilation and air conditioning systems in the Building. Tenant may, upon prior notice to Landlord, perform minor cosmetic improvements, such as painting and wallpapering, without the prior consent of Landlord.

8.           DAMAGES TO BUILDING:

If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant a notice electing to terminate this Lease. In such event, this Lease will terminate on the thirtieth (30th) day after the giving of such notice, and Tenant will surrender possession of the Premises on or before such date. If this Lease is not terminated pursuant to this Article, Landlord will restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as defined in Article 25 e) below, and subject to the availability and adequacy of the insurance proceeds. Landlord shall not be obligated to restore fixtures and improvements owned by Tenant.

In any case in which use of the Premises is affected by any damage to the Building, there will be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for general office use. The words “restoration” and “restore” as used in this Article will include repairs.

2

9.           EMINENT DOMAIN:

If Tenant’s use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof; or (b) any other part of the Building; then, in either event, this Lease will terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent will be apportioned as of such termination date and any Fixed Basic Rent paid for any period beyond said date, will be repaid to Tenant. Tenant will not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant which have not become the Landlord’s property, and for moving expenses, provided the same will, in no way, affect or diminish Landlord’s award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Tenant of the use of a portion of the Premises, there will be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the Permitted Use.

10.         LANDLORD'S REMEDIES ON DEFAULT:

If Tenant defaults in the payment of Fixed Basic Rent or in the performance of any of the other covenants and conditions of this Lease or permits the Premises to become deserted, abandoned or vacated, Landlord shall give Tenant written notice of such default, and if Tenant does not cure any Fixed Basic Rent default or other default within ten (10) days after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such ten (10) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this Lease or Tenant’s right to possession upon not less than twenty (20) days notice to Tenant, and on the date specified in such notice Tenant's right to possession of the Premises will cease, but Tenant will remain liable as provided below in this Lease. If this Lease or Tenant’s right to possession will have been so terminated by Landlord, Landlord may at any time thereafter recover possession of the Premises by any lawful means and remove Tenant or other occupants and their effects. Landlord may, at Tenant’s expense, relet all or any part of the Premises and may make such alterations, decorations or other changes to the Premises as Landlord considers appropriate in connection with such reletting, without relieving Tenant of any liability under this Lease. Tenant shall pay to Landlord, on demand, such expenses as Landlord may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Tenant under this Lease.

Tenant hereby waives all right of redemption to which Tenant or any person under Tenant might be entitled by any Legal Requirement.

11.         DEFICIENCY:

In any case where Tenant has defaulted and Landlord has recovered possession of the Premises or terminated this Lease or Tenant’s right to possession, Tenant’s obligation to pay Landlord all the Fixed Basic Rent up to and including the Expiration Date will not be discharged or otherwise affected. Landlord will have all rights and remedies available to Landlord at law and in equity by reason of Tenant’s default, and may periodically sue to collect the accrued obligations of the Tenant together with interest at Prime plus four percent per annum from the date owed to the date paid, but in no event greater than the maximum rate of interest permitted by law.

3

12.         SUBORDINATION:

This Lease will, at the option of any holder of any underlying lease or holder of any first mortgage or first trust deed, be subject and subordinate to any such underlying lease and to any first mortgage or first trust deed which may now or hereafter affect the Real Property, and also to all renewals, modifications, consolidations and replacements of such underlying leases and first mortgage or first trust deed. Although no instrument or act on the part of Tenant will be necessary to effectuate such subordination, Tenant will, nevertheless, within ten (10) days prior written request by Landlord, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of such first mortgage or first trust deed or by any of the lessors under such underlying leases. If any underlying lease to which this Lease is subject terminates, Tenant will, on timely request, recognize and acknowledge the owner of the Real Property as Tenant’s landlord under this Lease.

13.         SECURITY DEPOSIT:

No security deposit is required.

14.         RIGHT TO CURE TENANT'S BREACH:

If Tenant breaches any covenant or condition of this Lease, Landlord may, on prior notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant, and the reasonable amount of all expenses, including attorney's fees, incurred by Landlord in so doing (whether paid by Landlord or not) will be deemed payable on demand.

15.         LIENS:

Tenant will not permit any lien or other encumbrance to be filed as a result of any act or omission (or alleged act or omission) of Tenant. Tenant will, within twenty (20) days after notice from Landlord, discharge or satisfy by bonding or otherwise any liens filed against Landlord or all or any portion of the Real Property as a result of any such act or omission, including any lien or encumbrance arising from contract or tort claims.

16.         RIGHT TO INSPECT AND REPAIR:

Landlord or its designees may enter the Premises (but will not be obligated to do so) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of: (a) inspection; (b) performance of any work or the making of such repairs, replacements or additions in, to, on and about the Premises or the Building, as Landlord deems necessary or desirable; or (c) showing the Premises to prospective purchasers, mortgages and tenants. Tenant will provide Landlord or its designees free and unfettered access to any mechanical or utility rooms, conduits, risers or the like located within the Premises. Landlord shall have the right to enter the space to perform inspections, surveys, measurements or such other reasonable activities as may be necessary to prepare the Premises for occupancy by a succeeding tenant.

4

17.         TENANT’S ESTOPPEL:

Tenant will, from time to time, on not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate (a) certifying that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect; (b) specifying the dates to which the Fixed Basic Rent have been paid; (c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default; (D) stating the Commencement Date; and (e) stating which options to renew the term have been exercised, if any.

18.          HOLDOVER TENANCY:

Tenant agrees that it must surrender possession of the Premises to Landlord on the Expiration Date or earlier termination of the Term. Tenant agrees to indemnify and hold Landlord harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including attorneys' fees, resulting from any delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant based on such delay.

19.         INSURANCE:

(a)           Tenant’s Insurance. On or before the Commencement Date or Tenant's prior entry into the Premises, Tenant will obtain and have in full force and effect, insurance coverage as follows:

(i)                 workers’ compensation in an amount required by law;

(ii)               commercial general liability with commercially reasonable limits for a company such as Tenant containing an endorsement naming Landlord, its agents, designees and lender as additional insureds, an aggregate limit per location endorsement, and no modification that would make Tenant’s policy excess or contributing with Landlord’s liability insurance;

(iii)             all risk property insurance for the full replacement value of all of Tenant’s furniture, fixtures, equipment, alterations, improvements or additions that do not become Landlord’s property upon installation; and

5

(iv)             any other form or forms of insurance or any increase in the limits of any of the coverages described above or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants with similar uses in similar buildings in the area. All policies obtained by Tenant will be issued by carriers having ratings in Best’s Insurance Guide (“Best”) of A and VIII, or better (or equivalent rating by a comparable rating agency if Best no longer exists) and licensed in the State. All such policies must be endorsed to be primary and noncontributing with the policies of Landlord being excess, secondary and noncontributing. No policy will be canceled, nonrenewed or materially modified without thirty (30) days' prior written notice by the insurance carrier to Landlord. If the forms of policies, endorsements, certificates, or evidence of insurance required by this Article are superseded or discontinued, Landlord may require other equivalent or better forms. Evidence of the insurance coverage required to be maintained by Tenant, represented by certificates of insurance issued by the insurance carrier, must be furnished to Landlord prior to Tenant occupying the Premises and at least thirty (30) days prior to the expiration of current policies. Copies of all endorsements required by this Article must accompany the certificates delivered to Landlord. The certificates will state the amounts of all deductibles and self-insured retentions and that Landlord will be notified in writing thirty (30) days prior to cancellation, material change, or non-renewal of insurance. If requested in writing by Landlord, Tenant will provide to Landlord a certified copy of any or all insurance policies or endorsements required by this Article.

(b)          Waiver of Claims. Landlord and Tenant hereby waive all claims and release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on, about or to the Premises or the Building by reason of fire or other casualty, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that the property insurance carried by either of them will contain a clause whereby the insurer waives its right of subrogation against the other party. Each party to this Lease will give to its insurance company notice of the provisions of this Article 19 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Article 19(b). Each party shall bear the risk of its own deductibles. Landlord and Tenant acknowledge that the insurance requirements of this Lease reflect their mutual recognition and agreement that each party will look to its own insurance and that each can best insure against loss to its property and business no matter what the cause. If Tenant fails to maintain insurance or self-insures for loss including, without limitation, business interruption, Tenant shall be deemed to have released Landlord for all loss or damage which would have been covered if Tenant had so insured.

(c)          Building Insurance. Landlord, at his cost, will at all times during the Term carry a policy of insurance which insures the Building, including the Premises, if any, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy); provided, however, that Landlord will not be responsible for, and will not be obligated to insure against, any loss of or damage to any personal property or trade fixtures of Tenant or any alterations which Tenant may make to the Premises or any loss suffered by Tenant due to business interruption. All insurance maintained by Landlord pursuant to this Article may be effected by blanket insurance policies.

6

20.         BROKER:

Tenant and Landlord represent and warrant to the each other that no broker brought about this transaction, and each agrees to indemnify and hold the other harmless from any and all claims of any broker(s) arising out of or in connection with the negotiations of or entering into of this Lease by Tenant and Landlord.

21.          NOTICES:

Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (a) delivered personally. (b) sent by registered mail or certified mail return receipt requested in a postage paid envelope or (c) sent by nationally recognized overnight delivery service, if to Tenant, at the Building; if to Landlord, at Landlord’s address as set forth above or, to either, at such other address as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon the seventh (7th) day after the mailing thereof, or if sent by overnight delivery service, the next business day.

22.         SUBLEASE AND ASSIGNMENT

Tenant shall not have the right to assign this Lease, in whole or in part, or sublease all or any part of the Premises without first obtaining Landlord’s consent, which said consent shall not be unreasonably withheld, conditioned or delayed.

23.         OPTION TO RENEW:

(a)                If the term of this Lease shall then be in full force and effect and Tenant has complied fully with its obligations hereunder, Tenant shall have the option to extend the term of this Lease for one period of three (3) years (the ‘Renewal Term’) commencing on the day immediately following the Expiration Date; provided, however, that Tenant shall give Landlord notice of its election to extend the term no later than sixty (60) days prior to the Expiration Date of the Term. This Lease may continue for two (2) successive Renewal Terms and will be renewed at the end of each Renewal Term; provided, however that, Tenant shall give Landlord notice of its election to extend the term no later than sixty (60) days prior to the Expiration Date of the Renewal Term.

(b)               Any extension of the term of this Lease shall be upon the same terms, covenants and conditions, as herein set forth, except that the Fixed Basic Rent shall be $5,100 per month for the first Renewal Term ($5.10 annual per square foot rent based on 12,000 gross rentable square feet), subject to any Property Tax Adjustment, and $5,400 per month for the second Renewal Term ($5.40 annual per square foot rent based on 12,000 gross rentable square feet), subject to any Property Tax Adjustment. If Tenant shall duly give notice of its election to extend the term of this Lease, the Renewal Term shall be added to and become a part of the Term of this Lease (but shall not be considered a part of the initial Term), and any reference in this Lease to the “Term of this Lease”, the “Term hereof”, or any similar expression shall be deemed to include such Renewal Term, and, in addition, the term “Expiration Date” shall thereafter mean the last day of such Renewal Term. Landlord shall have no obligation to perform any alteration or preparatory or other work in and to the Premises or provide a tenant improvement allowance and Tenant shall continue possession thereof in its "as is" condition.

7

24.         MISCELLANEOUS:

(a)                If any of the provisions of this Lease, or the application of such provisions, will be invalid or unenforceable, the remainder of this Lease will not be affected, and this Lease will be valid and enforceable to the fullest extent permitted by law.

(b)               The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease is submitted to Tenant for signature with the understanding that it will not bind Landlord unless and until it has been executed by Landlord and delivered to Tenant or Tenant’s attorney or agent and until the holder of any mortgage will have unconditionally approved this Lease, to the satisfaction of Landlord, if such approval is required under the terms of such mortgage.

(c)                No representations or promises will be binding on the parties to this Lease except those representations and promises expressly contained in the Lease.

(d)               The Article headings in this Lease are intended for convenience only and will not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

(e)                Force Majeure means and includes those situations beyond either party’s reasonable control, including acts of God; strikes; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the surrender of the Premises by the end of the Term or payment of Fixed Basic Rent, will, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any required performance is delayed due to Force Majeure.

(f)                No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy upon a breach of any such covenant, agreement, term or condition, and no acceptance by Landlord of full or partial rent during the continuance of any such breach by Tenant, will constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by either party to or of any breach of any covenant, condition or duty of the other party will be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless such consent or waiver is in writing and signed by the party granting such consent or waiver.

(g)               Landlord covenants that if, and so long as, Tenant pays Fixed Basic Rent as required under this Lease, and performs Tenant’s other covenants under this Lease, Landlord will do nothing to affect Tenant’s right to peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the provisions of this Lease.

8

(h)               The provisions of this Lease will apply to, bind and inure to the benefit of Landlord and its respective heirs, successors, legal representatives and assigns. The term “Landlord” as used in this Lease means only the owner or a master lessee of the Building, so that in the event of any sale of the Building or of any master lease thereof, the Landlord named herein will be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease accruing after such sale, and it will be deemed without further agreement that the purchaser or the new master lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord accruing under this Lease after such sale.

(i)                 To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises. This Lease will be governed by the laws of the State (without the application of any conflict of laws principles), and any action or proceeding in connection with this Lease shall be decided in the courts of the State.

(j)                 Any State statutory provisions dealing with termination rights due to casualty, condemnation, delivery of possession or any other matter dealt with by this Lease are superseded by the terms of this Lease.

(k)               Notwithstanding anything to the contrary contained in this Lease, in no event will Landlord or Tenant be liable to the other for the payment of consequential, punitive or speculative damages.

(l)                 Each party agrees that it will not raise or assert as a defense to any obligation under this Lease, or make any claim that this Lease is invalid or unenforceable, due to any failure of this document to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

(m)             This Lease may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Lease, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Lease agreement. Tenant expressly agrees that if the signature of Landlord and/or Tenant on this Lease is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

9

The parties to this Lease have executed and delivered this Lease as of the date set forth above.

LANDLORD:		TENANT:

Reece Gibson		I.E.T., Inc.

By:	/s/ Reece Gibson	By:	/s/ Thomas S. Gifford
		Its:	Executive Vice President & Chief Financial Officer

10